Earnings Conference Call August 6, 2026 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside of North America) Access Code: 7372055 Webcast: ir.dnow.com

DNOW Reports Second Quarter 2026 Results

HOUSTON, TX, August 6, 2026 – DNOW Inc. (NYSE: DNOW) announced results for the second quarter ended June 30, 2026.

Recent Capital Allocation

•
Repurchased $25 million of common stock in the second quarter of 2026 and $75 million year-to-date under the Company's $160 million share repurchase program

Second Quarter 2026 Highlights

•
Revenue was $1,307 million
•
Gross profit was $243 million, or 18.6% of revenue, and adjusted gross profit was $272 million, or 20.8% of revenue
•
Net loss attributable to DNOW Inc. was $21 million, or ($0.11) per diluted share, and adjusted net income attributable to DNOW Inc. was $21 million, or $0.12 per diluted share
•
Adjusted EBITDA was $60 million, or 4.6% of revenue
•
Cash flow from operating activities was $133 million
•
Cash and cash equivalents was $114 million and total long-term debt was $474 million at June 30, 2026, equating to net debt of $360 million, or a net debt leverage ratio of 1.7x

David Cherechinsky, President and CEO of DNOW, added, “I am thrilled with our significantly improved performance during the second quarter of 2026, highlighted by $133 million of cash flow from operating activities, a record second-quarter achievement. Strong collections improved the quality and liquidity of accounts receivable, while inventory streamlining further enhanced exceptional cash generation.

Revenue increased to $1.3 billion during the quarter, representing a 10% sequential increase and a strong 13% increase in the U.S. segment. Adjusted EBITDA rose substantially to $60 million, up 54% sequentially, reflecting stronger volumes and execution of integration and cost management initiatives. Second-quarter U.S. midstream revenues surpassed $1 billion on an annualized basis for the first time in our history, while both the gas utility and upstream sector revenues delivered their strongest sequential quarter percentage growth since 2022.

During the quarter, our net debt leverage ratio improved to 1.7 times, while we returned capital to shareholders through our share repurchase program, demonstrating the strength of our cash generation and our commitment to disciplined capital allocation. Total repurchases reached $75 million during the first half of 2026, representing more shares purchased in these two quarters than in the previous 10 quarters combined. The continued investment in our own shares reflects our confidence in the execution of our strategy and long-term growth prospects.

I would like to thank our entire team for their efforts to deepen relationships with customers and suppliers, advance our integration initiatives and drive greater operational efficiency with dedication and commitment to growth. Our actions are producing encouraging results, and we continue to take decisive steps to position DNOW for long-term success. I am very proud of the progress we made during the quarter and confident about the second half of the year.”

Prior to the earnings conference call a presentation titled “DNOW Second Quarter 2026 Earnings Presentation” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a premier energy and industrial solutions provider with a legacy of over 160 years as a leading distributor of pipe, valves, fittings (PVF), gas products, pumps and fabricated equipment. Headquartered in Houston, Texas, with approximately 5,100 employees and a global network of distribution and engineering locations; we provide a broad mix of quality products our customers require to build and maintain essential infrastructure across the upstream, gas utilities, downstream and industrial and midstream markets. We deliver a comprehensive range of value-added supply chain solutions and technical product expertise, supported by advanced digital offerings. Our products and resources enable our customers to run their operations more efficiently and effectively, helping them to meet and exceed their business goals.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share and par value)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$114	$164
Receivables, net	889	874
Inventories, net	1,062	1,192
Prepaid and other current assets	52	48
Total current assets	2,117	2,278
Property, plant and equipment, net	257	264
Operating right-of-use assets	148	160
Deferred income tax assets	10	11
Goodwill	700	617
Intangibles, net	556	565
Other assets	28	29
Total assets	$3,816	$3,924

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$711	$653
Accrued liabilities	262	300
Other current liabilities	18	21
Total current liabilities	991	974
Long-term debt	474	411
Long-term operating lease liabilities	109	129
Deferred income tax liabilities	74	99
Other long-term liabilities	70	73
Total liabilities	1,718	1,686
Commitments and contingencies
Stockholders' equity:
Common stock - par value $0.01; 330 million shares authorized; 180,910,798 and 186,125,254 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	3,123	3,193
Accumulated deficit	(901)	(836)
Accumulated other comprehensive loss	(131)	(126)
DNOW Inc. stockholders' equity	2,093	2,233
Noncontrolling interests	5	5
Total stockholders' equity	2,098	2,238
Total liabilities and stockholders' equity	$3,816	$3,924

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2026	2025	2026	2026	2025
Revenue	$1,307	$628	$1,183	$2,490	$1,227
Cost of products	1,064	499	990	2,054	960
Gross profit	243	129	193	436	267
Selling, general and administrative expenses	238	112	243	481	221
Impairment and other charges	4	—	—	4	—
Operating profit (loss)	1	17	(50)	(49)	46
Other (expense) income, net	(10)	—	(10)	(20)	—
(Loss) income before income taxes	(9)	17	(60)	(69)	46
Income tax provision (benefit)	12	3	(16)	(4)	10
Net (loss) income	(21)	14	(44)	(65)	36
Net (loss) income attributable to noncontrolling interests	—	—	—	—	1
Net (loss) income attributable to DNOW Inc.	$(21)	$14	$(44)	$(65)	$35
(Loss) earnings per share attributable to DNOW Inc. stockholders:
Basic	$(0.11)	$0.13	$(0.24)	$(0.35)	$0.32
Diluted	$(0.11)	$0.13	$(0.24)	$(0.35)	$0.32
Weighted-average common shares outstanding, basic	182	105	186	184	106
Weighted-average common shares outstanding, diluted	182	106	186	184	106

DNOW INC.
SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)
(In millions)

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2026	2025	2026	2026	2025
Revenue:
United States	$1,109	$528	$985	$2,094	$1,002
Canada	47	48	51	98	110
International	151	52	147	298	115
Total revenue	$1,307	$628	$1,183	$2,490	$1,227

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) adjusted gross profit, (ii) adjusted gross profit as a percentage of revenue, (iii) adjusted earnings before interest, taxes, depreciation and amortization and excluding other costs (Adjusted EBITDA), (iv) Adjusted EBITDA as a percentage of revenue, (v) Adjusted Net Income attributable to DNOW Inc., (vi) Adjusted Diluted Earnings Per Share Attributable to DNOW Inc. Stockholders, (vii) Net Debt, (viii) Net Debt Leverage Ratio and (ix) Free Cash Flow. We use these non-GAAP financial measures to evaluate and manage the Company’s operations because we believe they provide useful supplemental information regarding the financial performance of our business. These non-GAAP financial measures are not intended to replace the GAAP financial measures. The Company defines Adjusted Gross Profit as revenue, less cost of products, plus amortization of intangibles, plus inventory-related charges incremental to normal operations, plus transaction costs associated with acquisitions, such as inventory fair value step-up or write-downs and plus or minus the impact of our Last-In, First-Out (“LIFO”) inventory costing methodology. We define Adjusted EBITDA as net (loss) income plus interest, taxes, depreciation and amortization and excluding other costs, such as stock-based compensation, restructuring and exit costs, transaction-related charges, inventory-related charges incremental to normal operations, long-lived asset impairments (including goodwill and intangible assets) and plus or minus the impact of our LIFO inventory costing methodology. Transaction-related charges include transaction costs, inventory fair value step-up, retention bonus accruals and integration expenses associated with acquisitions. We define Net Debt as total long-term debt, including current portion, minus cash. We define our Net Debt Leverage Ratio as Net Debt divided by trailing twelve months Adjusted EBITDA. The Company believes Net Debt is an indicator of the extent to which the Company’s outstanding debt obligations could be satisfied by cash on hand and a useful metric for investors to evaluate the Company’s leverage position. We believe the Net Debt Leverage Ratio is a commonly used metric that management and investors use to assess the borrowing capacity of the Company. We define Free Cash Flow as net cash provided by (used in) operating activities adjusted for purchases of property, plant and equipment. The Company believes Free Cash Flow is a useful metric for investors to measure a company's financial flexibility and ability to generate cash after considering normal operating expenses and capital expenditures. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein. Totals in the schedules herein may not foot due to rounding.

GROSS PROFIT TO ADJUSTED GROSS PROFIT RECONCILIATION (UNAUDITED)
(In millions)

	Three months ended						Six months ended
	June 30,				March 31,		June 30,
	2026	As a % of revenue	2025	As a % of revenue	2026	As a % of revenue	2026	As a % of revenue	2025	As a % of revenue
Gross profit, as reported	$243	18.6%	$129	20.5%	$193	16.3%	$436	17.5%	$267	21.8%
Amortization of intangibles	7		2		6		13		4
Increase in LIFO reserve	19		15		16		35		16
Inventory-related transaction charges	3		—		41		44		—
Adjusted Gross Profit	$272	20.8%	$146	23.2%	$256	21.6%	$528	21.2%	$287	23.4%

NET (LOSS) INCOME ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO ADJUSTED EBITDA RECONCILIATION (UNAUDITED)
(In millions)

	Three months ended						Six months ended
	June 30,				March 31,		June 30,
	2026	As a % of revenue	2025(1)	As a % of revenue	2026	As a % of revenue	2026	As a % of revenue	2025(1)	As a % of revenue
Net (loss) income Attributable to DNOW Inc.	$(21)	(1.6)%	$14	2.2%	$(44)	(3.7)%	$(65)	(2.6)%	$35	2.9%
Net (loss) income Attributable to noncontrolling interests	—		—		—		—		1
Interest expense (income), net	9		(1)		8		17		(2)
Income tax provision (benefit)	12		3		(16)		(4)		10
Depreciation and amortization	23		10		23		46		21
Stock-based compensation (2)	4		4		4		8		7
Increase in LIFO reserve	19		15		16		35		16
Transaction-related charges (3)	6		5		5		11		7
Inventory-related transaction charges (4)	3		—		41		44		—
Impairment and other charges (5)	4		—		—		4		—
Restructuring and exit costs (3)	—		1		—		—		2
Other (6)	1		—		2		3		—
Adjusted EBITDA	$60	4.6%	$51	8.1%	$39	3.3%	$99	4.0%	$97	7.9%

(1)
During the fourth quarter of 2025, the Company changed its inventory valuation method for U.S. inventories from the moving average cost method to the LIFO method. The effects of the change in accounting principle have been retrospectively applied to all periods presented. The three and six months ended June 30, 2025 includes a change in accounting principle adjustment decreasing the previously reported net income attributable to DNOW Inc. by $11 million and $12 million, respectively.
(2)
For the three months ended June 30, 2026 and 2025 and March 31, 2026, stock-based compensation excludes $1 million, less than $1 million and $1 million, respectively, as such amounts were reported in transaction-related charges. For the six months ended June 30, 2026 and 2025, stock-based compensation excludes $2 million and $1 million, respectively, as such amounts were reported in transaction-related charges.
(3)
Transaction-related charges and restructuring and exit costs are included in selling, general and administrative expenses.
(4)
Inventory-related transaction charges are included in cost of products. For the three months ended June 30, 2026 and March 31, 2026 and for the six months ended June 30, 2026, inventory-related transaction charges includes $3 million, $41 million and $44 million, respectively, of charges related to inventory step-up and inventory write-downs.
(5)
For the three and six months ended June 30, 2026, impairment and other charges includes $4 million of impairment charges related to the operating right-of-use asset associated with a corporate office lease in Houston, Texas. The impairment resulted from the Company's decision to permanently vacate the leased premises.
(6)
For the three months ended June 30, 2026 and March 31, 2026 and for the six months ended June 30, 2026, other costs includes $1 million, $2 million and $3 million, respectively, related to foreign currency losses.

NET (LOSS) INCOME ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS RECONCILIATION (UNAUDITED)
(In millions)

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2026	2025(1)	2026	2026	2025(1)
Net (loss) income attributable to DNOW Inc.	$(21)	$14	$(44)	$(65)	$35
Increase in LIFO reserve	19	15	16	35	16
Transaction-related charges	6	5	5	11	7
Inventory-related transaction charges	3	—	41	44	—
Impairment and other charges	4	—	—	4	—
Restructuring and exit costs	—	1	—	—	2
Tax provision (benefit)(2)	10	(6)	(15)	(5)	(7)
Adjusted Net Income Attributable to DNOW Inc.	$21	$29	$3	$24	$53

(1)
The three and six months ended June 30, 2025 includes a change in accounting principle adjustment decreasing the previously reported net income attributable to DNOW Inc. by $11 million and $12 million, respectively.
(2)
The tax effect of non-GAAP reconciling items is based on the nature of the item and/or the tax jurisdiction in which the reconciling item has been incurred and is calculated by applying the specific tax rate or tax treatment to each item.

DILUTED (LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS RECONCILIATION (UNAUDITED)

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
	2026	2025(1)	2026	2026	2025(1)
Diluted (loss) earnings per share attributable to DNOW Inc. stockholders	$(0.11)	$0.13	$(0.24)	$(0.35)	$0.32
Increase in LIFO reserve	0.10	0.14	0.08	0.19	0.15
Transaction-related charges	0.03	0.05	0.03	0.06	0.07
Inventory-related transaction charges	0.02	—	0.22	0.24	—
Impairment and other charges	0.02	—	—	0.02	—
Restructuring and exit costs	—	0.01	—	—	0.02
Tax provision (benefit)(2)	0.06	(0.06)	(0.08)	(0.03)	(0.07)
Adjusted Diluted Earnings Per Share Attributable to DNOW Inc. Stockholders	$0.12	$0.27	$0.01	$0.13	$0.49

(1)
The three and six months ended June 30, 2025 includes a change in accounting principle adjustment decreasing the previously reported diluted earnings per share attributable to DNOW Inc. stockholders by $0.10 and $0.11, respectively.
(2)
The tax effect of non-GAAP reconciling items is based on the nature of the item and/or the tax jurisdiction in which the reconciling item has been incurred and is calculated by applying the specific tax rate or tax treatment to each item.

LONG-TERM DEBT TO NET DEBT AND NET DEBT LEVERAGE RATIO CALCULATION (UNAUDITED)
(In millions)

June 30,
2026
Long-term debt	$474
Plus: current portion of debt obligations	—
Total debt	474
Less: cash	114
Net Debt	$360

Net Debt	$360
Trailing twelve months Adjusted EBITDA	211
Net Debt Leverage Ratio	1.7x

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)

(In millions)

	Three months ended					Six months ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025
Net cash provided by (used in) operating activities	$133	$(95)	$83	$43	$45	$38	$29
Less: Purchases of property, plant and equipment	(9)	(8)	(7)	(4)	(4)	(17)	(10)
Free Cash Flow	$124	$(103)	$76	$39	$41	$21	$19